Exhibit 99.1
NEWS RELEASE

Visteon Delivers Record Gross Margin
and Adjusted EBITDA in 2025

VAN BUREN TOWNSHIP, Mich., Feb. 19, 2026 — Visteon Corporation (NASDAQ: VC) today reported fourth quarter and full-year 2025 financial results. Highlights include:

•$948 million net sales in Q4 and $3,768 million for the full year
•Net income of $74 million in Q4 and $201 million for the full year
•Q4 earnings per share (EPS) of $2.67 and adjusted EPS of $2.96
•Adjusted EBITDA of $110 million in Q4 and record $492 million for the full year
•Operating cash flow of $410 million and adjusted free cash flow of $292 million for the full year
•Launched 86 new products and won record $7.4 billion of new business in 2025
•Repurchased $57 million of shares in 2025
•Increasing quarterly dividend in Q1 2026 by 36% to $0.375 per share

Fourth Quarter Financial Results

Visteon reported net sales of $948 million, reflecting solid demand for cockpit products. Sales performance was supported by continued strength in displays and clusters, particularly in Europe, partially offset by lower battery management system (BMS) volumes and previously disclosed customer production disruptions, including the temporary shutdown at Jaguar Land Rover and the impact of the Novelis fire affecting Ford. For the quarter, we delivered 7% market outperformance relative to Visteon customer vehicle production globally, driven primarily by display growth and new program launches.

Gross margin in the fourth quarter was $122 million. Net income attributable to Visteon was $74 million, or $2.67 per diluted share. Net income decreased from the prior year, primarily due to year-over-year changes in the Company’s valuation allowance assessment. The decline also reflects slightly lower adjusted EBITDA, and a non-cash charge related to the transfer of a portion of the Company’s U.S. defined benefit pension obligations to a third-party insurer.

Adjusted EBITDA was $110 million, representing a margin of 11.6%. Results reflect continued operating discipline and productivity across the business. The Company benefited from a one-time customer recovery that was more than offset by specific warranty expense.

Full-Year Financial Results

Visteon reported full-year 2025 net sales of $3,768 million. Sales performance reflected continued strength in digital cockpit electronics, partially offset by lower battery management system (BMS) volumes and reduced customer recoveries. Visteon delivered approximately 2% growth-over-market globally, absorbing a 7% growth-over-market headwind from BMS and China.

Gross margin for the full year was $532 million. Net income attributable to Visteon was $201 million, or $7.28 per diluted share, reflecting a decline from the prior year due to year-over-year changes in the

Company's valuation allowance assessment, offset in part by lower restructuring costs and higher earnings from non-consolidated affiliates.

Adjusted EBITDA was a record $492 million representing a margin of 13.1%. The results reflect the benefit of strong operational performance, cost and commercial discipline, and continued progress on our vertical integration and insourcing initiatives.

Cash provided by operations was $410 million. Adjusted free cash flow, a non-GAAP financial measure as defined below, was $292 million. Cash flow benefited from the strong year-over-year improvement in adjusted EBITDA and disciplined capital investments.

Visteon continued to execute on its balanced capital allocation strategy. During 2025, the company repurchased $57 million of shares, initiated a quarterly dividend, and invested $50 million in acquisitions. In addition, on February 18, 2026, the Company’s Board of Directors increased the quarterly dividend to $0.375 per share on its common stock. The dividend is payable on March 16, 2026, to shareholders of record as of the close of business on March 2, 2026.

New Business Wins and Product Launch Highlights

Visteon won a record $7.4 billion of new business with strong representation in all digital cockpit product categories. Wins included $3.6 billion of displays, $2.1 billion of SmartCore™ and infotainment including a High-Performance Compute program with integrated edge AI, $1.4 billion of clusters, and $0.3 billion of electrification business.

Highlights during the fourth quarter include a center information display for a heavy-duty trucks platform for a North American OEM, a display and infotainment system for SUV and truck models for a Japanese OEM, a driver display for an entry-level sedan in China for a Japanese OEM, and our third SmartCore™ HPC win with a domestic Chinese OEM. We also secured $1.1 billion of new business in the commercial vehicle and two-wheeler segments, demonstrating our continued expansion into adjacent markets.

Visteon launched 86 new products across 19 OEM customers in 2025, including an increasing mix of hybrid, multi-powertrain, and adjacent-market programs. Launches were balanced regionally, with roughly one-third in each key region - Americas, Europe, and Asia. Key fourth quarter launches included a SmartCore™ and multi-display system with Mahindra for the popular XUV7XO in India, a SmartCore™ for the Zeekr 7 electric SUV in China, and digital clusters on the Toyota Corolla in China and Tata Sierra in India. Other launches included a hybrid cluster for Ford's best-selling vehicle, the F-150, and a center display on the Mazda CX-5 in China.

Outlook for 2026

Visteon's full-year 2026 guidance anticipates sales in the range of $3.625 billion to $3.825 billion, adjusted EBITDA in the range of $455 million to $495 million, and adjusted free cash flow in the range of $170 million to $210 million.

“2025 was another year of disciplined execution and strategic progress for Visteon,” said President and CEO Sachin Lawande. “Looking ahead, 2026 is about positioning the company for the next phase of growth -- scaling our next-generation cockpit platforms, deepening engagement with growth-oriented customers, and expanding into adjacent markets.”

About Visteon

Visteon (NASDAQ: VC) is advancing mobility through innovative technology solutions that enable a software-defined future. The Company's state-of-the-art product portfolio merges digital cockpit innovations, advanced displays, AI-enhanced software solutions, and integrated EV architecture solutions. With expertise spanning passenger vehicles, commercial transportation, and two-wheelers, Visteon partners with global OEMs to create safer, cleaner, and more connected journeys. Headquartered in Van Buren Township, Michigan, Visteon operates in 17 countries, employing a global network of innovation centers and manufacturing facilities. In 2025, the company recorded annual sales of approximately $3.77 billion and secured $7.4 billion in new business. For more information, visit visteon.com.

Conference Call and Presentation

Today, Thursday, Feb. 19, at 9 a.m. ET, Visteon will host a conference call for the investment community to discuss the quarter’s results and other related items. The conference call is available to the general public via a live audio webcast.
The dial-in numbers to participate in the call are:
•U.S./Canada Participants Toll-Free Dial-In Number: 1-888-330-2508
•International Participants Toll Dial-In Number: 1-240-789-2735
•Conference ID: 8897485

(Dial-in approximately 10 minutes before the start of the conference.)

__
Use of Non-GAAP Financial Information

Because not all companies use identical calculations, adjusted EBITDA, adjusted net income, adjusted EPS, free cash flow and adjusted free cash flow used throughout this press release may not be comparable to other similarly titled measures of other companies.

In order to provide the forward-looking non-GAAP financial measures for full-year 2026, the Company provides reconciliations to the most directly comparable GAAP financial measures on the subsequent slides. The provision of these comparable GAAP financial measures is not intended to indicate that the Company is explicitly or implicitly providing projections on those GAAP financial measures, and actual results for such measures are likely to vary from those presented. The reconciliations include all information reasonably available to the Company at the date of this press release and the adjustments that management can reasonably predict.

Forward-looking Information

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The words "will," "may," "designed to," "outlook," "believes," "should," "anticipates," "plans," "expects," "intends," "estimates," "forecasts" and similar expressions identify certain of these forward-looking statements. Forward-looking statements are not guarantees of future results and conditions but rather are subject to various factors, risks and uncertainties that could cause our actual results to differ materially from those expressed in these forward-looking statements, including, but not limited to:
•uncertainties in U.S. or foreign policy regarding trade agreements, tariffs or other international trade policies and any response to such actions by foreign countries;
•continued and future impacts of the geopolitical conflicts and related supply chain disruptions, including but not limited to the conflicts in the Middle East, Russia and East Asia and the possible imposition of sanctions;

•significant or prolonged shortage of critical components from our suppliers, including but not limited to semiconductors including DRAM, and particularly those who are our sole or primary sources;
•failure of the Company’s joint venture partners to comply with contractual obligations or to exert influence or pressure in China;
•conditions within the automotive industry, including (i) the automotive vehicle production volumes and schedules of our customers, (ii) the financial condition of our customers and the effects of any restructuring or reorganization plans that may be undertaken by our customers, including work stoppages at our customers, and (iii) possible disruptions in the supply of commodities to us or our customers due to financial distress, work stoppages, natural disasters or civil unrest;
•our ability to satisfy future capital and liquidity requirements; including our ability to access the credit and capital markets at the times and in the amounts needed and on terms acceptable to us; our ability to comply with financial and other covenants in our credit agreements; and the continuation of acceptable supplier payment terms;
•our ability to access funds generated by foreign subsidiaries and joint ventures on a timely and cost-effective basis;
•our ability to grow its business with Chinese domestic OEMs and to compete with Chinese domestic suppliers as they expand their market-share outside of China;
•general economic conditions, currency exchange rates, interest rates, changes in foreign laws, regulations or trade policies, including export controls of certain parts or materials or political stability in foreign countries where Visteon procures materials, components, or supplies or where its products are manufactured, distributed, or sold;
•disruptions in information technology systems including, but not limited to, system failure, cyber-attack, malicious computer software (malware including ransomware), unauthorized physical or electronic access, or other natural or man-made incidents or disasters;
•increases in raw material and energy costs and our ability to offset or recover these costs; increases in our warranty, product liability and recall costs or the outcome of legal or regulatory proceedings to which we are or may become a party;
•changes in laws, regulations, policies or other activities of governments, agencies and similar organizations, domestic and foreign, that may tax or otherwise increase the cost of, prohibit, or otherwise affect, the manufacture, licensing, distribution, sale, ownership or use of Visteon's or its suppliers' products or assets; and
•those factors identified in our filings with the SEC (including our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, as updated by our subsequent filings with the Securities and Exchange Commission).
Caution should be taken not to place undue reliance on our forward-looking statements, which represent our view only as of the date of this release, and which we assume no obligation to update. The financial results presented herein are preliminary and unaudited; final financial results will be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2025. New business wins and re-wins do not represent firm orders or firm commitments from customers, but are based on various assumptions, including the timing and duration of product launches, vehicle production levels, customer price reductions and currency exchange rates.

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Investors:
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VISTEON CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(In millions except per share amounts)

	(Unaudited)
	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2025	2024	2025	2024

Net sales	$948	$939	$3,768	$3,866
Cost of sales	(826)	(805)	(3,236)	(3,335)
Gross margin	122	134	532	531
Selling, general and administrative expenses	(54)	(55)	(202)	(207)
Restructuring, net	(4)	(1)	(8)	(32)
Interest expense	(3)	(3)	(13)	(15)
Interest income	6	5	22	17
Equity in net income (loss) of non-consolidated affiliates	3	4	8	(3)
Other income (loss), net	(5)	—	(1)	7
Income (loss) before income taxes	65	84	338	298
Benefit from (provision for) income taxes	13	44	(125)	8
Net income (loss)	78	128	213	306
Less: Net (income) loss attributable to non-controlling interests	(4)	(3)	(12)	(10)
Net income (loss) attributable to Visteon Corporation	$74	$125	$201	$296

Comprehensive income	$93	$88	$286	$260
Less: Comprehensive income attributable to non-controlling interests	4	6	19	16
Comprehensive income attributable to Visteon Corporation	89	82	267	244

Earnings per share data:
Basic earnings (loss) per share attributable to Visteon Corporation	$2.73	$4.55	$7.39	$10.72

Diluted earnings (loss) per share attributable to Visteon Corporation	$2.67	$4.48	$7.28	$10.61

Average shares outstanding (in millions)
Basic	27.1	27.5	27.2	27.6
Diluted	27.7	27.9	27.6	27.9

VISTEON CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In millions)

	December 31,	December 31,
	2025	2024
ASSETS
Cash and equivalents	$771	$623
Restricted cash	2	3
Accounts receivable, net	613	578
Inventories, net	269	283
Other current assets	130	109
Total current assets	1,785	1,596

Property and equipment, net	524	452
Intangible assets, net	222	152
Right-of-use assets	126	100
Investments in non-consolidated affiliates	29	27
Deferred tax assets	511	545
Other non-current assets	189	94
Total assets	$3,386	$2,966

LIABILITIES AND EQUITY
Short-term debt	$18	$18
Accounts payable	540	505
Accrued employee liabilities	122	107
Current lease liability	21	29
Other current liabilities	291	257
Total current liabilities	992	916

Long-term debt, net	283	301
Employee benefits	88	127
Non-current lease liability	109	78
Deferred tax liabilities	51	43
Other non-current liabilities	212	87

Stockholders’ equity:
Common stock	1	1
Additional paid-in capital	1,398	1,376
Retained earnings	2,838	2,652
Accumulated other comprehensive loss	(240)	(306)
Treasury stock	(2,429)	(2,390)
Total Visteon Corporation stockholders’ equity	1,568	1,333
Non-controlling interests	83	81
Total equity	1,651	1,414
Total liabilities and equity	$3,386	$2,966

VISTEON CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)

	(Unaudited)
	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2025	2024	2025	2024
OPERATING
Net income	$78	$128	$213	$306
Adjustments to reconcile net income (loss) to net cash provided from operating activities:
Depreciation and amortization	29	25	109	96
Non-cash stock-based compensation	11	10	45	41
Equity in net income of non-consolidated affiliates, net of dividends remitted	4	1	(1)	8
U.S. deferred tax benefit	(6)	(45)	55	(71)
Other non-cash items	8	(1)	5	9
Changes in assets and liabilities:
Accounts receivable	(37)	116	6	61
Inventories	43	24	30	1
Accounts payable	(10)	(35)	(4)	(32)
Other assets and other liabilities	(2)	(20)	(48)	8
Net cash provided from operating activities	118	203	410	427
INVESTING
Capital expenditures, including intangibles	(45)	(41)	(133)	(137)
Acquisition of business, net of cash required	—	(7)	(50)	(55)
Loan provided to non-consolidated affiliate	—	—	—	(5)
Loan repayment from non-consolidated affiliate	—	5	—	5
Other, net	—	2	2	3
Net cash used by investing activities	(45)	(41)	(181)	(189)
FINANCING
Principal repayment of term debt facility	(5)	(5)	(18)	(18)
Dividends paid to non-controlling interests	(1)	(12)	(21)	(12)
Cash paid for dividends	(7)	—	(15)	—
Repurchase of common stock	(50)	(43)	(57)	(63)
Stock based compensation tax withholding payments	(1)	—	(8)	(7)
Proceeds from the exercise of stock options	—	—	3	—
Net cash used by financing activities	(64)	(60)	(116)	(100)
Effect of exchange rate changes on cash	(1)	(29)	34	(30)
Net increase (decrease) in cash, equivalents, and restricted cash	8	73	147	108
Cash, equivalents, and restricted cash at beginning of the period	765	553	626	518
Cash, equivalents, and restricted cash at end of the period	$773	$626	$773	$626

VISTEON CORPORATION AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In millions except per share amounts)
(Unaudited)

Adjusted EBITDA: Adjusted EBITDA is presented as a supplemental measure of the Company's performance that management believes is useful to investors because the excluded items may vary significantly in timing or amounts and/or may obscure trends useful in evaluating and comparing the Company's operating activities across reporting periods. The Company defines adjusted EBITDA as net income attributable to the Company adjusted to eliminate the impact of depreciation and amortization, net restructuring, provision for (benefit from) income taxes, non-cash, stock-based compensation expense, net interest (income) expense, net income (loss) attributable to non-controlling interests, equity in net (income) loss of non-consolidated affiliates, and other gains and losses not reflective of the Company's ongoing operations. Because not all companies use identical calculations, this presentation of adjusted EBITDA may not be comparable to similarly titled measures of other companies.

	Three Months Ended		Twelve Months Ended		Estimated
	December 31,		December 31,		Full Year
Visteon:	2025	2024	2025	2024	2026
Net income (loss) attributable to Visteon Corporation*	$74	$125	$201	$296	$205
Depreciation and amortization	29	25	109	96	120
Restructuring, net	4	1	8	32	10
Provision for (benefit from) income tax*	(13)	(44)	125	(8)	90
Non-cash, stock-based compensation expense	11	10	45	41	50
Interest (income) expense, net	(3)	(2)	(9)	(2)	(5)
Net income (loss) attributable to non-controlling interests	4	3	12	10	10
Equity in net loss (income) of non-consolidated affiliates	(3)	(4)	(8)	3	(10)
Other, net	7	3	9	6	5
Adjusted EBITDA	$110	$117	$492	$474	$475 [1]
*Amounts shown reflect the change in accounting principle related to the method for assessing the realizability of U.S. deferred tax assets described in the Company's 2025 Form 10-K.

Adjusted EBITDA is not a recognized term under U.S. GAAP and does not purport to be a substitute for net income as an indicator of operating performance or cash flows from operating activities as a measure of liquidity. Adjusted EBITDA has limitations as an analytical tool and is not intended to be a measure of cash flow available for management's discretionary use, as it does not consider certain cash requirements such as interest payments, tax payments and debt service requirements. In addition, the Company uses adjusted EBITDA (i) as a factor in incentive compensation decisions, (ii) to evaluate the effectiveness of the Company's business strategies, and (iii) because the Company's credit agreements use similar measures for compliance with certain covenants.

1 Based on mid-point of the range of the Company's financial guidance.

Free Cash Flow and Adjusted Free Cash Flow: Free cash flow and adjusted free cash flow are presented as supplemental measures of the Company's liquidity that management believes are useful to investors in analyzing the Company's ability to service and repay its debt. The Company defines free cash flow as cash flow provided from operating activities less capital expenditures, including intangibles. The Company defines adjusted free cash flow as cash flow provided from operating activities less capital expenditures, including intangibles as further adjusted for restructuring related payments. Because not all companies use identical calculations, this presentation of free cash flow and adjusted free cash flow may not be comparable to other similarly titled measures of other companies.

	Three Months Ended		Twelve Months Ended		Estimated
	December 31,		December 31,		Full Year
Total Visteon:	2025	2024	2025	2024	2026
Cash provided from operating activities	$118	$203	$410	$427	$320
Capital expenditures, including intangibles	(45)	(41)	(133)	(137)	(150)
Free cash flow	$73	$162	$277	$290	$170
Restructuring related payments	4	3	15	10	20
Adjusted free cash flow	$77	$165	$292	$300	$190 [2]
Free cash flow and adjusted free cash flow are not recognized terms under U.S. GAAP and do not purport to be a substitute for cash flows from operating activities as a measure of liquidity. Free cash flow and adjusted free cash flow have limitations as analytical tools as they do not reflect cash used to service debt and do not reflect funds available for investment or other discretionary uses. In addition, the Company uses free cash flow and adjusted free cash flow (i) as factors in incentive compensation decisions and (ii) for planning and forecasting future periods.

2 Based on mid-point of the range of the Company's financial guidance.

Adjusted Net Income (Loss) and Adjusted Earnings Per Share: Adjusted net income and adjusted earnings per share are presented as supplemental measures that management believes are useful to investors in analyzing the Company's profitability, providing comparability between periods by excluding certain items that may not be indicative of recurring business operating results. The Company believes management and investors benefit from referring to these supplemental measures in assessing company performance and when planning, forecasting and analyzing future periods. The Company defines adjusted net income as net income attributable to Visteon adjusted to eliminate the impact of net restructuring, other gains and losses not reflective of the Company's ongoing operations and related tax effects. The Company defines adjusted earnings per share as adjusted net income divided by diluted shares. Because not all companies use identical calculations, this presentation of adjusted net income and adjusted earnings per share may not be comparable to other similarly titled measures of other companies.

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2025	2024	2025	2024
Net income (loss) attributable to Visteon*	$74	$125	$201	$296

Diluted earnings (loss) per share:
Net income (loss) attributable to Visteon*	$74	$125	$201	$296
Average shares outstanding, diluted	27.7	27.9	27.6	27.9
Diluted earnings (loss) per share	$2.67	$4.48	$7.28	$10.61

Adjusted net income (loss) and adjusted earnings (loss) per share:
Net income (loss) attributable to Visteon*	$74	$125	$201	$296
Restructuring, net	4	1	8	32
Other	7	3	9	6
Tax impacts of adjustments	(3)	(2)	(4)	(9)
Adjusted net income (loss)	$82	$127	$214	$325
Average shares outstanding, diluted	27.7	27.9	27.6	27.9
Adjusted earnings (loss) per share	$2.96	$4.55	$7.75	$11.65
*Amounts shown reflect the change in accounting principle related to the method for assessing the realizability of U.S. deferred tax assets described in the Company's 2025 Form 10-K.

Change in Accounting Principle: The Company’s change in accounting methodology for assessing the realizability of its deferred tax assets and resulting valuation allowance from an incremental cash-tax-savings approach to the tax-law-ordering approach resulted in a cumulative $77 million income tax benefit over the three‑year period ended December 31, 2025.

	2025			2024			2023
(In millions)	Before Change in Accounting Method	Effect Of Change	After Change in Accounting Method	Before Change in Accounting Method	Effect Of Change	After Change in Accounting Method	Before Change in Accounting Method	Effect Of Change	After Change in Accounting Method

Condensed Consolidated Statement of Operations:
Income (loss) before income taxes	$338	$—	$338	$298	$—	$298	$257	$—	$257
Benefit from (provision for) income taxes	(98)	(27)	(125)	(14)	22	8	248	82	330
Net income (loss)	240	(27)	213	284	22	306	505	82	587
Less: Net (income) loss attributable to non-controlling interests	(12)	—	(12)	(10)	—	(10)	(19)	—	(19)
Net income (loss) attributable to Visteon Corporation	$228	$(27)	$201	$274	$22	$296	$486	$82	$568

Diluted net income per share	$8.26	$(0.98)	$7.28	$9.82	$0.79	$10.61	$17.05	$2.88	$19.93
Diluted net income per share, as adjusted	$8.73	$(0.98)	$7.75	$10.86	$0.79	$11.65	$17.68	$2.88	$20.56

	December 31, 2025		September 30, 2025		June 30, 2025		March 31, 2025
(In millions)	Before Change in Accounting Method	After Change in Accounting Method	Before Change in Accounting Method	After Change in Accounting Method	Before Change in Accounting Method	After Change in Accounting Method	Before Change in Accounting Method	After Change in Accounting Method

Condensed Consolidated Statement of Operations:
Income (loss) before income taxes	$65	$65	$81	$81	$97	$97	$95	$95
Benefit from (provision for) income taxes	(20)	13	(22)	(90)	(28)	(22)	(28)	(26)
Net income (loss)	45	78	59	(9)	69	75	67	69
Less: Net (income) loss attributable to non-controlling interests	(4)	(4)	(2)	(2)	(4)	(4)	(2)	(2)
Net income (loss) attributable to Visteon Corporation	$41	$74	$57	$(11)	$65	$71	$65	$67

Diluted net income per share	$1.48	$2.67	$2.04	$(0.40)	$2.36	$2.57	$2.36	$2.44
Diluted net income per share, as adjusted	$1.77	$2.96	$2.15	$(0.29)	$2.39	$2.61	$2.40	$2.47

	December 31, 2024		September 30, 2024		June 30, 2024		March 31, 2024
(In millions)	Before Change in Accounting Method	After Change in Accounting Method	Before Change in Accounting Method	After Change in Accounting Method	Before Change in Accounting Method	After Change in Accounting Method	Before Change in Accounting Method	After Change in Accounting Method

Condensed Consolidated Statement of Operations:
Income (loss) before income taxes	$84	$84	$51	$51	$100	$100	$63	$63
Benefit from (provision for) income taxes	41	44	(11)	(10)	(25)	(13)	(19)	(13)
Net income (loss)	125	128	40	41	75	87	44	50
Less: Net (income) loss attributable to non-controlling interests	(3)	(3)	(1)	(1)	(4)	(4)	(2)	(2)
Net income (loss) attributable to Visteon Corporation	$122	$125	$39	$40	$71	$83	$42	$48

Diluted net income per share	$4.37	$4.48	$1.40	$1.43	$2.54	$2.97	$1.50	$1.71
Diluted net income per share, as adjusted	$4.44	$4.55	$2.26	$2.29	$2.54	$2.97	$1.61	$1.82